UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 27, 2005

NEWPORT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-01649	94-0849175
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1791 Deere Avenue, Irvine, California	92606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 863-3144

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On January 27, 2005, Newport Corporation (the “Registrant”) announced its financial results for the fourth quarter and full fiscal year ended January 1, 2005, and its business outlook for the first quarter of 2005. The press release issued by the Registrant in connection with the announcement is attached to this report as Exhibit 99.1.

This information shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing by the Registrant under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as may be set forth by specific reference in such a filing.

Use of Pro Forma Financial Information

In the press release attached to this report as Exhibit 99.1, the Registrant uses certain pro forma financial information to supplement the Registrant’s results of operations prepared in accordance with accounting principles generally accepted in the United States (GAAP). The following paragraphs describe these pro forma financial measures and the reason for their inclusion. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

1. The Registrant has provided measures of gross profit, gross margin, selling, general and administrative expense, operating income (loss), net income (loss) and earnings (loss) per share for the fourth fiscal quarter that have been adjusted to exclude certain charges, including asset impairment charges, charges required by purchase accounting for the acquisition of Spectra-Physics and its related entities (collectively, “Spectra-Physics”), write-offs of assets resulting from the transaction and from integration activities, and other incremental restructuring expenses. Management considers these charges to be outside of the Registrant’s core operating results. Therefore, these charges have been excluded with the intent of providing both management and investors with a more complete understanding and basis for comparison of the Registrant’s underlying operational results and trends and marketplace performance. In addition, these adjusted pro forma results are among the primary indicators management uses as a basis for its planning and forecasting of future periods.

2. The Registrant has provided a measure of net sales for the first quarter of 2004 that has been adjusted to include the net sales of Spectra-Physics, which was acquired by the Registrant on July 16, 2004, for such quarter. Management believes that this measure provides a more meaningful basis for comparison of such results with the Registrant’s expected financial results for the first quarter of 2005.

3. The Registrant has provided guidance regarding a range of performance for the first quarter of 2005 for measures of gross margin, selling, general and administrative expense, operating income and earnings per share that have been adjusted to exclude certain charges relating to the acquisition and integration of Spectra-Physics. As discussed above, management considers these charges to be outside the Registrant’s core operating results, and has therefore excluded these charges to provide investors with a more complete understanding of management’s expectations for the Registrant’s underlying financial performance for the first fiscal quarter of 2005, and a more meaningful basis for comparison with the Registrant’s underlying operational results for the fourth quarter of 2004.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1	Press Release dated January 27, 2005 (furnished pursuant to Item 2.02 and not deemed filed).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 27, 2005	NEWPORT CORPORATION

	By:	/s/ Jeffrey B. Coyne
Jeffrey B. Coyne
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated January 27, 2005 (furnished pursuant to Item 2.02 and not deemed filed).